Exhibit 3.33

BYLAW NO. l

A Bylaw relating generally to the transaction of the business and affairs of THOMPSON CREEK MINING LTD.

SECTION ONE - INTERPRETATION

1.1                           Definitions.  In these and other bylaws of the Corporation, unless the context otherwise requires:

a)                                      “Act” means the Business Corporations Act, Revised Statutes of the Yukon 1986, Chapter 15 as amended from time to time, and any Statute that may be substituted therefor, as amended from time to time;

b)                                     “appoint” includes “elect” and vice versa;

c)                                      “Board” means the Board of directors of the Corporation;

d)                                     “Bylaws” means this Bylaw and all other bylaws of the Corporation from time to time in force and effect;

e)                                      “Corporation” means the Corporation which has adopted these Bylaws and to which the same apply;

f)                                        “shareholder” means a shareholder of the Corporation.

1.2                           Interpretation.  Words and expressions defined in the Act have the same meanings when used in the Bylaws.  Words importing the singular number include the plural and vice versa and words importing gender include masculine, feminine and neuter genders as required by the context.  Without limiting the generality of the foregoing, a reference to the directors shall include a sole director when the Corporation has only a sole director.

1.3                           Conflict with Act.  The Bylaws are subject to the provisions of the Act, unless the Act otherwise specifically provides.

1.4                           Conflict with Documents.  The Bylaws are subject to the provisions of the articles and any unanimous shareholders agreement and in the event of conflict between the provisions of any Bylaws and the provisions of the articles or an unanimous shareholders agreement, the provisions of the articles or the unanimous shareholders agreement shall prevail over the Bylaws.

1.5                           Headings.  The headings and indices used in the Bylaws are inserted for convenience of reference only and do not affect the interpretation of the Bylaws or any part thereof.

SECTION TWO - DIRECTORS AND BOARD

2.1                           Calling of Meeting.  The Secretary shall, upon request of a director, summon a meeting of the Board.

2.2                           Notice of Meetings.  Notice of the time and place of Board meetings shall be given to each director not less than 72 hours before the time of the meeting.

2.3                           Telecommunication.  A director may participate in a Board meeting or of a committee of directors by means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other.

2.4                           Quorum.  A quorum for Board meetings shall be a majority of the directors or their alternates present in person or by proxy or by telecommunication.  If a quorum is not present within 15 minutes of the time fixed for the holding of the meeting, the meeting shall be adjourned for not less than 72 hours and notice of the time and place of the adjourned meeting shall be given to each director not less than 48 hours before the time of the adjourned meeting.  A quorum for the adjourned meeting shall be a majority of the directors or their alternates present in person or by proxy or by telecommunication.

2.5                           Casting Vote.  At all Board meetings, each director shall have one vote and every question shall be decided by a majority of votes cast on each question.  In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote in addition to the vote to which he may be entitled as a director.

2.6                           Alternate Directors.  Any director may appoint by notice to the Corporation any person not otherwise disqualified to be a director, to be his alternate director and once appointed the alternate director shall be entitled to notice of Board meetings and to attend and vote as a director at any Board meetings at which the director, appointing him is not personally present.  The alternate director, if also a director, shall have a separate vote on behalf of the director represented in addition to his own vote as a director.  A director may, by notice to the Corporation, revoke the appointment of his alternate director at any time.

2.7                           Committees of Directors.  Unless otherwise ordered by the Board each committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

2.8                           Corporate Seal.  The Board may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine.

2.9                           Execution of Instruments.  The Board may from time to time direct the manner in which, and the person or persons by whom, any particular document or class of documents may or shall be signed and delivered.  In the absence of a directors’ resolution concerning the execution of any particular documents, documents may be signed and delivered on behalf of the Corporation by the President alone including affixing the corporate seal to all such documents as may require the same.

SECTION THREE - OFFICERS

3.1                           Appointment.  The Board may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or such other officers as the directors may determine, including one or more assistants to any of the officers so appointed.  Subject to those powers and authority which by law may only be exercised by the directors, the officers of the Corporation may exercise respectively such powers and authority and shall perform such duties, in addition to those specified in the Bylaws, as may from time to time be prescribed by the Board.  Except for the Chairman of the Board, if appointed, and the Managing Director, if appointed, an officer may, but need not be, a director.  One person may hold more than one office of the Corporation except that the offices of the President and Secretary must be held by different persons unless the Board consists of a sole director.  The Board may also from time to time appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of subdelegation) and shall perform such duties of management or otherwise, as the Board may from time to time prescribe.  In case of the absence of any officer or employee of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

3.2                           Chairman of the Board.  The Chairman of the Board, if appointed, shall preside at all meetings of the Board and may exercise such other powers and authority and shall perform the duties which the directors may from time to time prescribe.

3.3                           President.  The President shall be the chief operating officer of the Corporation and, subject to the authority of the Board, shall have general supervision of the business and affairs of the Corporation and shall have such other powers and duties as the Board may specify.  The President shall preside at all meetings of the shareholders, unless otherwise determined by the Board, and in the event no Chairman of the Board has been appointed or during the absence of the Chairman of the Board or inability or failure of the Chairman of the Board to act, the President shall also have the powers and duties of the office of Chairman of the Board.

3.4                           Vice-President.  The Vice-President, or if more than one Vice-President has been appointed, the Vice-Presidents, may exercise such powers and authority and shall perform such duties as may from time to time be prescribed by the Board.  During the absence of the President or the inability or failure of the President to act, the Vice-President, or if more than one Vice-President has been appointed, the Vice-President first appointed, shall also have the powers and duties of the office of President.

3.5                           Managing Director.  The Managing director, if appointed, shall manage the operations of the Corporation generally, and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the Board.

3.6                           Secretary.  The Secretary, if appointed, shall attend and be the secretary to all Board meetings, shareholders’ meetings and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings.  The

Secretary shall give or cause to be given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the Board.  The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificate, records, documents, registers and instruments belonging to the Corporation.  The Secretary shall be responsible for registering or filing of all reports, certificates and all other documents required by law to be registered or filed by the Corporation.  The Secretary shall certify any documents of the Corporation except when some other officer or agent has been appointed for any such purpose and may exercise such other powers and authority and shall perform such other duties as may from time to time be prescribed by the directors or the President.

3.7                           Treasurer.  The Treasurer, if appointed, shall be responsible for the keeping of proper accounting records in compliance with the Act and shall be responsible for the deposit of monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board may from time to time designate and he shall be responsible for the disbursement of the funds of the Corporation.  The Treasurer shall render to the President and the Board whenever so directed an account of all financial transactions and of the financial position of the Corporation.  The Treasurer shall be subject to the control of the President and may exercise such other duties as may from time to time be prescribed by the Board or by the President.  Whenever the Secretary is also the Treasurer the office may be designated Secretary-Treasurer.

3.8                           Other Officers.  The powers and duties of all other officers shall be such as prescribed by the Board.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors otherwise direct.

3.9                           Variation of the Powers and Duties.  The Board may from time to time vary, add to or limit the powers, authority and duties of any officer.

3.10                         Removal and Discharge.  The Board may remove any officer of the Corporation, with or without cause, at any time, unless the resolution or contract providing for the appointment of such officer stipulates otherwise.

3.11                         Term of Office.  Each officer appointed by the Board shall hold office until a successor is appointed, or until his earlier resignation or removal by the Board.

SECTION FOUR - SHAREHOLDERS AND SHARES

4.1                           Telecommunication Meetings.  A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

4.2                           Persons Entitled to be Present.  The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or Bylaws to be present at the meeting.

Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

4.3                           Chairman.  The chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:

a)                                      The Chairman of the Board;

b)                                     The President;

c)                                      Any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice-President).

If no such officer is present within 15 minutes from the time fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.

4.4                           Secretary of Meeting.  If the Secretary of the Corporation is absent, the chairman of a meeting of shareholders shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

4.5                           Chairman’s Casting Vote.  In the case of an equality of votes at a meeting of shareholders, the chairman of the meeting shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

4.6                           Chairman’s Declaration.  At any meeting of shareholders, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or be a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

4.7                           Voting by Ballot.  If a ballot is demanded by a shareholder or proxy holder entitled to vote at a shareholder’s meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct.  Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles.  The declaration by the Chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of votes recorded in favour of or against any resolution or question.

4.8                           Scrutineers.  The chairman or the secretary at any meeting of the shareholders or the shareholders then present may appoint one or more scrutineers, who need not be shareholders, to count and report upon the results of the voting which is done by ballot.

4.9                           Proxy.  The form of proxy by which a proxy holder may be appointed for any meeting of the shareholders shall be in the following form or in any other appropriate form accepted by the chairman of the meeting:

“Proxy

I/WE the undersigned, being (a) shareholder(s) of                                          , hereby nominate, constitute and appoint                                      , as my/our attorney, representative and/or proxy holder with full power and authority to attend, vote and otherwise act for me/us in my/our name and on my/our behalf at the annual (or special) meeting of shareholders of the Corporation, to be held at                                  , on the               day of                               , 19    , and at any and all adjournments thereof, with full power of substitution, and I/WE, the undersigned, hereby revoke all other proxies given by me/us, the undersigned, which might be used in respect of such meeting and any and all adjournments thereof.

Given this              day of                                           , 19     .

”

SECTION FIVE - INDEMNIFICATION

5.1                           Indemnification of directors and officers against actions by Third Parties.  Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonable incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:

a)                                      He acted honestly and in good faith with a view to the best interests of the Corporation; and

b)                                     In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

5.2                           Indemnification of Directors and Officers against actions by the Corporation.  The Corporation may with the approval of the Supreme Court indemnify a person referred to in paragraph 5.1 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set out in subparagraphs 5.1 a) and b).

5.3                           Right of Indemnity not Exclusive.  The provisions for indemnification contained in the Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall enure to the benefit of the heirs and legal representatives of such person.

SECTION SIX - GENERAL

6.1                           Notices.  In addition to any other method of service permitted by the Act any notice or document required by the Act, the regulations, the articles or the Bylaws may be sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by any means of telecommunication with respect to which a written record is made.  A notice sent by means of telecommunication shall be deemed to have been given on the first business day after the date upon which the written record is made.

6.2                           Notice to Joint Shareholders.  If two or more persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them.

6.3                           Signature on Notice.  The signature to any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

6.4                           Amending Bylaw No. 1.  The Board may by resolution amend or repeal this Bylaw No. 1 provided that such amendment or repeal shall not have force and effect until confirmed by ordinary resolution of the shareholders entitled to vote at an annual general meeting.